Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

MOUNTAIN CREST ACQUISITION CORP.,

mcac Merger Sub Inc.,

SUYING LIU (solely for purposes of Section 7.2 and Article XI)

and

playboy enterprises, inc.

Dated as of September 30, 2020

(i)

TABLE OF CONTENTS CONTINUED

(ii)

TABLE OF CONTENTS CONTINUED

(iii)

TABLE OF CONTENTS CONTINUED

(iv)

TABLE OF CONTENTS CONTINUED

EXHIBITS

Exhibit A	Form of Support Agreement

Exhibit B	Form of Certificate of Merger

Exhibit C	Form of Investor Rights Agreement

Exhibit D	Lock-up Agreement

Exhibit E	Form of Amended and Restated Certificate of Incorporation of Parent

Exhibit F	Form of Amended and Restated Bylaws of Parent

Exhibit G	Form of Director and Officer Indemnification Agreement

Exhibit H	Form of Registration Rights Agreement

Exhibit I	Form of Option/RSU Acknowledgment Agreement

Exhibit J	Form of Voting Agreement

SCHEDULES

Disclosure Schedules

Schedules

(v)

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 30, 2020, is entered into by and among Mountain Crest Acquisition Corp., a Delaware corporation, (“Parent”), MCAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 7.2 and Article XI of this Agreement, Suying Liu, an individual (“Suying Liu”) and Playboy Enterprises, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein as a “Party” or collectively as the “Parties”. Certain terms used in this Agreement are used as defined in Section 11.13.

RECITALS:

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, the Company will become a wholly owned subsidiary of Parent and the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), the outstanding Company Options and the outstanding RSUs will be converted into the right to receive the consideration described in this Agreement;

WHEREAS, in connection with the Transactions, Parent has entered into (or will enter into prior to the Closing) subscription agreements (each, as amended or modified from time to time, a “Subscription Agreement”), with the Parent Investors providing for investments in Parent of Parent Common Stock in a private placement valued at $10.00 per share(the “PIPE Financing”);

WHEREAS, the Board of Directors of the Company has determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of the Company and the Stockholders;

WHEREAS, the Board of Directors of the Parent has determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of Parent and its stockholders;

WHEREAS, the Board of Directors of the Parent has approved the Merger and adopted this Agreement as the sole stockholder of Merger Sub and has determined to recommend that the stockholders of the Parent adopt, authorize and approve this Agreement, the Merger and the Transactions;

WHEREAS in conjunction with, inter alia, obtaining approval from the stockholders of Parent for the Merger and the Transactions, Parent shall provide an opportunity to its Parent Public Stockholders who purchased Parent Units in the IPO to have their shares redeemed for the consideration, on the terms and subject to the conditions and limitations, set forth in the Prospectus and the Certificate of Incorporation of Parent; and

WHEREAS Sunlight Global Investment LLC (“Sponsor”), Suying Liu, Dong Liu and the directors of Parent, in their capacities as stockholders of Parent, have each entered into that certain support agreement in the form attached hereto as Exhibit A (the “Support Agreement”), pursuant to which such stockholders of Parent agreed to, among other things, vote in favor of each of the Parent Proposals.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.

THE MERGER

Section 1.1.                      The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

Section 1.2.                      Closing. The closing of the Merger (the “Closing”) shall take place as promptly as practicable, but in no event later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law and the Organizational Documents of Parent) of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Parent. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

Section 1.3.                      Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger in the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4.                      Effects of the Merger. The Merger shall have the effects set forth herein and in the DGCL.

Section 1.5.                      Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)               From and after the Effective Time and until further amended in accordance with applicable Law, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided, that such Certificate of Incorporation shall be amended to reflect that the name of the Surviving Corporation shall be “Playboy Enterprises, Inc.”

(b)               From and after the Effective Time and until further amended in accordance with applicable Law, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

Section 1.6.                      Post-Closing Board of Directors and Officers.

(a)               Prior to the Closing, Parent and the Stockholder set forth on Schedule 1.6 shall enter into the investor rights agreement (the “Investor Rights Agreement”) in the form attached hereto as Exhibit C with respect to voting for the election of the initial slate of directors of Parent’s board of directors after the Closing (the “Post-Closing Board of Directors”). Immediately after the Closing, the Post-Closing Board of Directors will consist of five directors, which shall be designated in accordance with the Investor Rights Agreement. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the Nasdaq rules. If, at or after the Effective Time, a vacancy shall exist on the Post-Closing Board of Directors, such vacancy shall be filled in the manner provided in the Parent Organizational Documents as in effect as of the Closing and applicable Law. In accordance with the Organizational Documents of Parent as in effect as of the Closing, the Parties acknowledge and agree that the Post-Closing Board of Directors will be a classified board with three classes of directors.

(b)               Parent shall take all action necessary, including causing the executive officers of Parent to resign, so that the individuals serving as executive officers of Parent immediately after the Closing will be the same individuals (in the same offices) as those of the Company immediately prior to the Closing.

(c)               Prior to the Closing, the Parent’s board of directors shall review the Amended and Restated Bylaws of Parent in the form set forth in Exhibit F (the “Parent Amended and Restated Bylaws”), and thereafter shall adopt the Parent Amended and Restated Bylaws, with effect from the Closing.

Section 1.7.                      Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and the officers of the Surviving Corporation shall be those persons set forth on Schedule 1.7 (or such other Persons as designated by the Company prior to the Closing). The directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Surviving Corporation’s Organizational Documents and applicable Law.

Section 1.8.                      No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

Section 1.9.          Rights Not Transferable. The rights of the Stockholders as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except (a) (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution or (b) pursuant to Section 2.7(c)(v)). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

Section 1.10.                  Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in Section 1.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Parent and the Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

Section 1.11.                  Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization.

Section 1.12.                  Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law, provided, however, that in the event that Parent or the Surviving Corporation, as applicable, determines that it must deduct or withhold any such amounts (except in the case of any compensatory payments made to employees subject to wage withholding), Parent or the Surviving Corporation, as applicable, shall provide at least five Business Days’ prior written notice thereof to the Company, including a reasonably detailed explanation therefor, and shall reasonably cooperate with the Company in responding to any requests for information or clarification made by the Company in respect thereof. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall use commercially reasonable efforts to reduce or eliminate any such withholding including requesting and providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

ARTICLE II.

MERGER CONSIDERATION

Section 2.1.                      Conversion of Company Common Stock. Two Business Days prior to the anticipated Closing Date (by 8:00PM Eastern Time), the Company shall deliver to Parent a schedule setting forth each Stockholder, Optionholder and RSU Holder as of the Closing, such Stockholder’s, Optionholder’s and RSU Holder’s respective percentage of the Merger Consideration (the “Stockholder Allocation Schedule”). If there is any change to the Stockholder Allocation Schedule between the time of such delivery and the Closing, the Company shall promptly deliver an updated Stockholder Allocation Schedule to Parent. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the Stockholders in accordance with the Stockholder Allocation Schedule. Schedule 2.1 sets forth a non-binding example of the Stockholder Allocation Schedule assuming the inputs set forth therein.

Section 2.2.                      Net Debt Adjustment. Two Business Days prior to the anticipated Closing Date (the date of such calculation, the “Net Debt Calculation Date”), the Company shall deliver to Parent the calculation of Net Debt (by 8:00PM Eastern Time). The Merger Consideration shall be adjusted as follows to account for the Net Debt:

(a)               If Net Debt is greater than $142,100,000 (the “Net Debt Target”), then the Merger Consideration shall be reduced at a rate of one share of Parent Common Stock for each $10.00 increment that the Net Debt is greater than the Net Debt Target.

(b)               If Net Debt is less than the Net Debt Target, then the Merger Consideration shall be increased at a rate of one share of Parent Common Stock for each $10.00 increment that the Net Debt is less than the Net Debt Target.

(c)               If Net Debt equals the Net Debt Target, then no adjustment will be made to the Merger Consideration.

Any adjustment to the Merger Consideration pursuant to Section 2.2(a) or Section 2.2(b) shall be in whole shares of Parent Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less.

Section 2.3.                      Effect on Capital Stock of the Company. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company, any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 2.4.                      Effect on Company Options and RSUs.

(a)               Prior to the Effective Time, and prior to the termination of the RSUs as described in Section 2.4(c), the Company shall take all action reasonably necessary to accelerate the vesting of each Company Option and each RSU that remains outstanding as of immediately prior to the Effective Time, such that each Company Option and RSU shall be fully vested effective as of immediately prior to the Effective Time.

(b)               At the Effective Time, by virtue of the Merger, each outstanding Company Option shall be assumed by Parent and automatically converted into an option to purchase shares of Parent Common Stock (each an “Assumed Option”). The number of shares of Parent Common Stock (rounded down to the nearest whole share) that are subject to each Assumed Option shall be equal to the product of (x) the Merger Consideration and (y) the Optionholder’s respective percentage of the Merger Consideration set forth in the Stockholder Allocation Schedule, at an exercise price per one share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (a) the aggregate exercise price of the Assumed Options (the “Aggregate Assumed Option Exercise Price”) by (b) the total number of shares of Parent Common Stock subject to the Assumed Options. Each Assumed Option will continue to be subject to the terms and conditions set forth in the Company Stock Plan and its applicable grant agreement (except any references therein to the Company or shares of Company Common Stock will instead mean the Parent and shares of Parent Common Stock, respectively). Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any Assumed Options remain outstanding, a sufficient number of shares of Parent Common Stock for delivery upon the exercise of such Assumed Options. The assumption of Company Options pursuant to this Section 2.4(b) shall be effected in a manner intended to satisfy the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder.

(c)               Prior to the Effective Time, and contingent upon the occurrence of the Effective Time, all RSUs that are then outstanding shall be terminated in a manner intended to satisfy the plan termination requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(C), and shall be subsequently paid in the form of Parent Common Stock as provided in this Section 2.4(c). Following such termination, no further awards under the Company Stock Plan that constitute “nonqualified deferred compensation” that would be aggregated with the terminated RSUs under Treasury Regulation 1.409A-3(j)(ix)(C)(5) will be issued.

(i)                 As required by Treasury Regulation 1.409A-3(j)(4)(ix)(C)(3), the terminated RSUs shall be settled in shares of Parent Common Stock upon the first to occur of (i) within ten (10) days following the first anniversary of the date that the Company takes all necessary action to irrevocably terminate and liquidate the RSUs, or (ii) the date that the RSUs would have been settled in accordance with their original terms.

(ii)              The number of shares of Parent Common Stock that will be issued in settlement of each RSU shall be equal to the product of (x) the Merger Consideration, and (y) the terminated RSU Holder’s respective percentage of the Merger Consideration as set forth in the Stockholder Allocation Schedule. Prior to its settlement in shares of Parent Common Stock, each terminated RSU will continue to be subject to any remaining relevant terms and conditions set forth in the Company Stock Plan (except that any references therein to the Company or shares of Company Common Stock will instead mean the Parent and shares of Parent Common Stock, respectively). Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as the payment obligation for any terminated RSUs remains outstanding, a sufficient number of shares of Parent Common Stock for delivery upon the settlement of such terminated RSUs.

(d)               At the Effective Time, no former holder of Company Options or terminated RSUs will have any rights to acquire Company Common Stock.

(e)               Not later than immediately before the Effective Time, (i) the Company will use commercially reasonable efforts to obtain from each Optionholder or RSU Holder such holder’s consent in substantially the form attached hereto as Exhibit I (an “Option/RSU Acknowledgment Agreement”) to the application of this Section 2.4 to all of such holder’s Company Options and RSUs, including an acknowledgment that such holder will not exercise any Assumed Option until Parent has filed an effective Form S-8 (or other applicable form) with the United States Securities and Exchange Commission (the “SEC”) and (ii) the Company and Parent shall take any other actions that are reasonably necessary or appropriate to provide for the effects contemplated by this Section 2.4, including delivering all required notices, obtaining all necessary consents, and making any determinations and/or resolutions of the Company board of directors, Parent board of directors, or any committee thereof. Within two Business Days following the expiration of the sixty (60) day period following the date Parent has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Parent shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Common Stock issuable in respect of Assumed Options and RSUs, and Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for at least so long as Assumed Awards remain outstanding and until RSUs are settled in shares of Parent Common Stock.

(f)                Nothing contained herein shall be construed as requiring Parent, the Company or any of their Affiliates to continue any specific benefit plan or program, or to continue the employment of any specific person. No provision of this Agreement shall be construed to create any right to any compensation or benefits on the part of any Option Holder or RSU Holder in respect of their Company Options and/or RSUs, as applicable, other than the consideration specifically provided in this Section 2.4.

Section 2.5.                      Capital Stock of Merger Sub. Each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Parent, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.

Section 2.6.          Issuance of the Merger Consideration.

(a)               No Issuance of Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share, with a Stockholder’s portion of the Merger Consideration that would result in a fractional share of 0.50 or greater rounding up and a Stockholder’s portion of the Merger Consideration that would result in a fractional share of less than 0.50 rounding down.

(b)               Legend. Each certificate issued pursuant to the Merger to the Stockholders shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Merger Consideration, as applicable, and if uncertificated, such legends shall be given in writing or via electronic transmission within a reasonable time after the issuance or transfer of such shares, as required by the DGCL:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

(c)               Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental for the benefit of the Stockholders, for exchange in accordance with this ARTICLE II, the number of shares of Parent Common Stock sufficient to deliver the aggregate Merger Consideration payable pursuant to this Agreement (such shares of Parent Common Stock, the “Exchange Fund”). Parent shall cause Continental, pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund in accordance with the Stockholder Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(d)               Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause Continental to deliver to each Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging such Stockholder’s shares of Company Common Stock for such Stockholder’s applicable portion of the Merger Consideration from the Exchange Fund (a “Letter of Transmittal”), and promptly following receipt of a Stockholder’s properly executed Letter of Transmittal, deliver such Stockholder’s applicable portion of the Merger Consideration to such Stockholder.

(e)               Adjustments. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date the Merger Consideration is issued.

(f)                Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Merger Consideration that remains undistributed to the Stockholders for one year after the Effective Time shall be delivered to Parent, upon demand, and any Stockholders who have not theretofore complied with this Section 2.6 shall thereafter look only to Parent for their portion of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

Section 2.7.          No Liability. The Parties agree that Parent shall be entitled to rely conclusively on information set forth in the Stockholder Allocation Schedule and any amounts delivered by Parent to an applicable Stockholder in accordance with the Stockholder Allocation Schedule shall be deemed for all purposes to have been delivered to the applicable Stockholder in full satisfaction of the obligations of Parent under this Agreement and Parent shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in Disclosure Schedule (which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company represents and warrants to Parent as hereafter set forth in this ARTICLE III, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):

Section 3.1.                      Organization, Qualification and Standing.

(a)               The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Organizational Documents of the Company, true, complete and correct copies of which have been made available to Parent, are in full force and effect. The Company is not in violation of its Organizational Documents.

(b)               Schedule 3.1 sets forth a true, complete and correct list of each Subsidiary of the Company, and except as set forth on Schedule 3.1, the Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person. Each Subsidiary of the Company has been duly incorporated or formed and, except as set forth on Schedule 3.1, is validly existing as a corporation or limited liability company in good standing (or equivalent status) under the laws of the jurisdiction of its incorporation or formation and the jurisdictions in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, and has the corporate power and authority to own, lease and operate its Assets and to conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any Lien (except for Permitted Liens). None of the Company’s Subsidiaries is in violation of its Organizational Documents.

Section 3.2.                      Authority; Enforceability. The Company’s board of directors has declared the Merger, this Agreement and the Transactions contemplated herein advisable. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to consummate the Transactions, other than the Company Stockholder Approval. The execution and delivery of this Agreement, the other Transaction Documents to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, other than the Company Stockholder Approval. This Agreement has been, and the other Transaction Documents to which the Company is a party will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Parent and Merger Sub, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and, as to enforceability, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). The (i) affirmative vote of holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at a meeting of the Company’s stockholders at which a quorum is present or (ii) written consent of a majority of all holders of outstanding Company Common Stock, is the only vote or consent of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions (the “Company Stockholder Approval”).

Section 3.3.                      Consents; Required Approvals. Assuming the truth and accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.7, no notices to, filings with, or authorizations, consents or approvals from any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement, each other Transaction Document or the consummation by the Company of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the Hart-Scott-Rodino Act pre-merger notification filing with the Federal Trade Commission and the Department of Justice (the “HSR Filing”), and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Material Adverse Effect.

Section 3.4.                      Non-contravention. Except as set forth in Schedule 3.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party by the Company and the consummation of the Merger and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which the Company or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ Assets are subject, (b) violate any provision of the Organizational Documents of the Company, any Subsidiary thereof or any Affiliate thereof (subject to obtaining the Company Stockholder Approval), (c) violate, conflict with, result in a breach of, constitute (or with due notice or lapse of time or both would become) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of the Company or its Subsidiaries, except, in the case of each of clauses (a), (c), and (d), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5.                Capitalization.

(a)               The authorized capital stock of the Company consists of (i) 5,000,000 shares of Company Common Stock, of which 3,681,185 shares are issued and outstanding as of the date of this Agreement, 428,188 shares are subject to issuance pursuant to Company Options issued and outstanding as of the date of this Agreement, 361,081 shares are subject to issuance pursuant to RSUs issued and outstanding as of the date of this Agreement. As of the date of this Agreement, all outstanding shares of the Company Common Stock are owned of record by the Persons set forth on Schedule 3.5(a) in the amounts set forth opposite their respective names. Schedule 3.5(a) sets forth for each outstanding Company Option and RSU, the name of the Person holding such Company Option and RSU and the number of shares of Company Common Stock issuable upon the exercise of such Company Option and RSU, and whether such Company Option and RSU is subject to acceleration as a result of the Transactions. All of the outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable with no personal Liability attaching to the ownership thereof.

(b)               As of the date hereof, there are (other than the Company Options and RSUs set forth in Schedule 3.5(a)), and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company’s Organizational Documents or any Contract to which the Company is a party, or (vi) Lien (other than a Permitted Lien) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

(c)               With respect to the Company Options and RSUs that were issued and remain outstanding as of the date of this Agreement, (i) each grant of a Company Option or RSU was duly authorized no later than the date on which the grant of such Company Option or RSU was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company board of directors, or a committee thereof and (ii) each Company Option or RSU was granted in compliance in all material respects with all applicable Laws and the terms and conditions of the Company Stock Plan. Except as described on Schedulen 3.5(c) or as set forth in a Benefit Arrangement, no employee or other Person has an offer letter or other Contract or Benefit Arrangement that contemplates a grant of, or right to purchase or receive: (A) options, restricted stock unit awards or other equity awards with respect to the equity of the Company or (B) other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement. The treatment of Company Options and RSUs under this Agreement, complies in all respects with applicable Law and with the terms and conditions of the Company Stock Plan and the applicable Company Option or RSU award agreements.

(d)               Upon the consummation of the Merger, Parent will own all of the issued and outstanding capital stock and equity securities of the Company free and clear of all Liens (other than Permitted Liens).

Section 3.6.                      Bankruptcy. Neither the Company nor any of its Subsidiaries is involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of the Company or any of its Subsidiaries. Neither the Company nor or any of its Subsidiaries is, and after giving effect to the consummation of the Transactions, will be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable state fraudulent conveyance or transfer Law.

Section 3.7.                      Financial Statements. Attached hereto as Schedule 3.7 are true, complete and correct copies of, (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal year ended December 31, 2018 and December 31, 2019 including the notes thereto (collectively, the “Annual Financial Statements”) and (b) the unaudited consolidated balance sheet of the Company as of June 30, 2020 (the “Interim Balance Sheet” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared on an accrual basis in conformity with U.S. GAAP (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) but have not been prepared in accordance with the requirements of the Public Company Accounting Oversight Board (the “PCAOB”) for public companies. The Company Financial Statements are complete and accurate in all material respects and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein, subject, in the case of the Interim Financial Statements, to normal and year-end adjustments as permitted by GAAP. Except as otherwise noted therein, the Company Financial Statements (i) were prepared from the Books and Records of the Company; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation in all material respects of the Company’s financial condition as of their dates; and (iii) contain and reflect adequate provisions for all material liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Company has delivered to Parent true, complete and correct copies of all “management letters” received by it from its accountants and all responses by lawyers engaged by the Company to inquiries from its accountant or any predecessor accountants since January 1, 2018. Since June 30, 2020 (the “Balance Sheet Date”), except as required by applicable Law or GAAP, there has been no material change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

Section 3.8.                Liabilities.

(a)               Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred since the Balance Sheet Date in the Ordinary Course that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) as set forth in Schedule 3.8(a), (iv) Liabilities under Contracts that relate to obligations that have not yet been performed, and are not yet required to be performed, or (v) for Liabilities incurred in connection with the Transactions, the Company has no Liabilities of a nature required to be reflected on a balance sheet of the Company prepared in accordance with GAAP.

(b)               Except for Indebtedness included in the calculation of Net Debt, and as set forth in Schedule 3.8(b), as of the date hereof, neither the Company nor any of its Subsidiaries has any Indebtedness for borrowed money and has not guaranteed any other Person’s Indebtedness for borrowed money.

Section 3.9.                Internal Accounting Controls. The Company and its Subsidiaries have established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations in all material respects; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company’s historical practices and to maintain asset accountability in all material respects; (c) access to material assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.10.            Absence of Certain Developments. Between the Balance Sheet Date and the date hereof, neither the Company nor any of its Subsidiaries has taken any action that, if such action were taken between the Balance Sheet Date and the date hereof, would have required Parent consent pursuant to Section 5.1. Neither the Company nor any of its Subsidiaries has received any grant or other financial support, financial benefits or relief from any Governmental Authority, including pursuant to any COVID-19 Law programs or under any COVID-19 Law.

Section 3.11.                  Accounts Receivable. To the Knowledge of the Company, all notes and accounts receivable of the Company or any of its Subsidiaries reflected on the Interim Financial Statements are current and collectible in amounts not less than the aggregate amount thereof (net of reserves that are established in accordance with GAAP applied consistently with prior practice) carried (or to be carried) on the books of the Company and represent bona fide transactions that arose in the Ordinary Course and are properly reflected on the Company’s books and records. As of the date of this Agreement, except as set forth on Schedule 3.11, none of such notes or accounts receivable that relate to a Material Partner are (i) past due more than ninety (90) days and there is no contest, claim, defense or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable, and to the Knowledge of the Company, all such notes or accounts receivable that relate to a Material Partner (net of reserves that are established in accordance with GAAP applied consistently with prior practice) are collectable in the Ordinary Course and (ii) to the Knowledge of the Company, no request for or an agreement for deduction or discount has been made with respect to such accounts receivable that relate to a Material Partner.

Section 3.12.            Compliance with Law.

(a)               Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been since January 1, 2018, is in, nor has any Liability in respect of any, violation of, and no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would constitute or result in a violation by the Company or any of its Subsidiaries of, or failure on the part of the Company or any of its Subsidiaries to comply with, or any Liability suffered or incurred by the Company or any of its Subsidiaries in respect of any violation of or material noncompliance with, any Laws and Orders or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance.

(b)               The Company and each of its Subsidiaries has all Permits necessary for the conduct of its business as presently conducted, and (i) each of the Permits is in full force and effect; (ii) the Company and each of its Subsidiaries are in compliance with the terms, provisions and conditions thereof; (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits; and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.13.            Title to Properties.

(a)               Section 3.13(a) of the Disclosure Schedules sets forth as of the date hereof the address of each real property owned by the Company (the “Owned Real Property”). The Company and its Subsidiaries have good and marketable title to all Owned Real Property and valid leasehold interests in all Leased Real Property (as defined below), except where the failure to have such good and marketable title or valid leasehold interests would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Owned Real Property or Leased Real Property is subject to any Lien, except Permitted Liens.

(b)               Schedule 3.13(b) hereto includes a true, complete and correct list, as of the date hereof, of (i) all Contracts under which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property as a lessee, sublessee, licensee or occupant thereof, whether in the Company’s or any Subsidiary’s capacity as lessee, sublessee, licensee, lessor, sublessor, or licensor, as the case may be (such Contracts are hereby referred to individually as a “Real Property Lease” and collectively, as the “Real Property Leases”) and (ii) the street address of the real property that is leased, subleased, licensed or otherwise used or occupied pursuant to each Real Property Lease (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has made available to Parent true, complete and correct copies of all Real Property Leases. To the Knowledge of the Company, no Person other than the Company or any of its Subsidiaries has any option or right to terminate any of the Real Property Leases other than as expressly set forth in such Real Property Leases. To the Knowledge of the Company, there are no parties physically occupying or using any portion of any of the Leased Real Properties nor do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than the Company or its Subsidiaries.

(c)            As of the date hereof, (i) all required deposits and additional rents due to date pursuant to each Real Property Lease have been paid in full; (ii) neither the Company nor any Subsidiary has prepaid rent or any other amounts due under any Real Property Lease more than 30 days in advance; and (iii) no party has any rights of offset against any rents, required security deposits or additional rents payable under any Real Property Lease.

(d)            The Company and each of its Subsidiaries owns good, valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of their respective material Assets which are tangible in nature. The Company and each of its Subsidiaries owns, leases under valid leases or has use of and/or valid access under valid agreements to all material facilities, machinery, equipment and other tangible Assets necessary for the conduct of their respective businesses as presently conducted, and all such facilities, machinery and equipment are in good working condition and repair and generally are adequate and suitable in all material respects for their present use, Ordinary Course wear and tear excepted.

Section 3.14.                  International Trade Matters; Anti-Bribery Compliance.

(a)            To the Knowledge of the Company, the Company and its Subsidiaries currently are and, since January 1, 2018 have been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Sanctions Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b)            To the Knowledge of the Company, neither the Company, its Subsidiaries, nor any director or officer, nor any employee or agent of the Company or its Subsidiaries (acting on behalf of the Company or its Subsidiaries), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Sanctions Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Sanctions Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company, its Subsidiaries, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company or its Subsidiaries (acting on behalf of the Company or its Subsidiaries), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c)            To the Knowledge of the Company, neither the Company, nor its Subsidiaries, has received written notice of, nor, any of their respective officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

Section 3.15.            Tax Matters.

(a)            Since January 1, 2018, (i) the Company and its Subsidiaries have filed when due all Tax Returns required by applicable Law to be filed with respect to the Company and each of its Subsidiaries, (ii) all material Taxes (whether or not shown on any Tax Returns) due and owing by the Company and its Subsidiaries have been paid, and (iii) all such Tax Returns were true, complete and correct in all material respects as of the time of such filing.

(b)            There is no Proceeding, audit or claim now in progress against the Company or any of its Subsidiaries in respect of any Tax or assessment, nor has any Proceeding for additional Tax or assessment been asserted in writing by any Tax authority since January 1, 2018.

(c)            Since January 1, 2018, no written claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d)            Neither the Company nor any of its Subsidiaries is a party to any Contract providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e)            Since January 1, 2018, the Company and each of its Subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f)             Since January 1, 2018, the Company and each of its Subsidiaries has (i) properly collected all material sales taxes required to be collected in the time and manner required by applicable Law and remitted all such material sales taxes to the applicable taxing authority in the time and in the manner required by applicable Law, and (ii) returned all sales taxes erroneously collected from any Person to such Person in the time and in the manner required by applicable Law.

(g)            There is no outstanding request for any extension of time within which to pay any material Taxes or file any material Tax Returns, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of the Company or any of its Subsidiaries made since January 1, 2018, and no ruling with respect to material Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries since January 1, 2018.

(h)            Since January 1, 2018, neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i)             There are no Liens for Taxes upon any Assets of the Company or its Subsidiaries other than Permitted Liens.

(j)             Since January 1, 2018, neither the Company nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other agreement with any Tax authority in respect of which the Company could have any material Tax Liability after the Closing.

(k)            Neither the Company nor any of its Subsidiaries (i) has, since January 1, 2018, been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes and (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(l)             Since January 1, 2018, neither the Company nor any of its Subsidiaries has participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(m)           Neither the Company nor any of its Subsidiaries is a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other agreement with any Tax authority in respect of which the Company could have any material Tax Liability.

(n)            Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper or change in method of accounting for a Tax period beginning on or after January 1, 2018 and ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or after January 1, 2018 and prior to the Closing; (iii) installment sale or open transaction disposition made on or after January 1, 2018 and prior to the Closing; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law) arising on or after January 1, 2018 and prior to the Closing; or (v) prepaid amount received or deferred revenue accrued on or after January 1, 2018 and prior to the Closing.

(o)            Neither the Company nor any of its Subsidiaries is required to include in income any amounts determined pursuant to Section 965 of the Code, or to make any deferred payments with respect thereto including pursuant to Section 965(h) of the Code.

(p)            The Company is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.16.            Intellectual Property.

(a)            Schedule 3.16(a) sets forth a true, accurate and complete list of all (i) issued patents and patent applications, (ii) trademark registrations and trademark applications (iii) material unregistered trademarks, (iv) registered copyrights, (v) internet domain names and (vi) social media accounts owned by the Company or any of its Subsidiaries (collectively, and together with any unregistered copyrights and trademarks and other Intellectual Property owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”).

(b)            Except for any licenses granted to the Owned Intellectual Property in the Ordinary Course or as set forth on Schedule 3.16(b)(i), the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. The Owned Intellectual Property that is licensed to a Material Partner pursuant to a Contract is valid, subsisting and enforceable (the “Material Owned Intellectual Property”). To the Knowledge of the Company, except as set forth on Schedule 3.16(b)(ii), (i) no Material Owned Intellectual Property is the subject of any opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Material Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Material Owned Intellectual Property.

(c)            To the Knowledge of the Company, the Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable licenses to use all Intellectual Property material to its business as currently conducted. To the Knowledge of the Company, none of the Owned Intellectual Property, nor any use of the Owned Intellectual Property by the Company or any if its Subsidiaries conflicts with, dilutes, infringes upon, misappropriates or violates any Intellectual Property or other proprietary right of any Person. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 3.25(f) relating to the protection of the Intellectual Property. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Material Owned Intellectual Property.

(d)            To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted, including nay use of the Material Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not conflict with, dilute, infringe, misappropriate, or violate any Intellectual Property of any Person. Schedule 3.16(d) sets forth a true, accurate, and complete list of all Proceedings that are pending in which it is alleged that the Company or any of its Subsidiaries is in conflict with, dilutes, infringes, misappropriates, or violates the Intellectual Property of any Person.

(e)            Schedule 3.16(e) sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings in which it is alleged that any Person is in conflict with, dilutes, infringes, misappropriates, or violates rights of the Company or any of its Subsidiaries to Owned Intellectual Property. Except as would not have a Material Adverse Effect or except as set forth in Schedule 3.16(e), to the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Material Owned Intellectual Property.

(f)             Each current officer or employee of the Company or any of its Subsidiaries who in the regular course such Person’s employment with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Intellectual Property. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g)            The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(h)            The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and consistent with reasonable industry practices, including administrative, technical and physical safeguards, intended to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse, including maintaining security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are intended to safeguard the Computer Systems against the risk of business disruption arising from attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person. For the past twenty-four (24) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues raised in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems), or, with respect to any such issues pertaining to third-party service providers or Computer Systems outside of the Company’s control, has used commercially reasonable efforts to cause the applicable third party to do so.

(i)             The Company and its Subsidiaries have in place commercially reasonable policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the collection, use, processing, disclosure, disposal, dissemination, storage and protection of personally identifiable customer information. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy.

(j)             No material Actions are pending or, to the Knowledge of the Company, threatened in writing against any the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Information.

Section 3.17.            Insurance.

(a)            Schedule 3.17 sets forth, as of the date hereof, a true, complete and correct list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company and its Subsidiaries (collectively, the “Bonds”) and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees and/or operations of the Company and its Subsidiaries (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies and Bonds are of at least like character and amount as are carried by like businesses similarly situated, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b)            All such Policies and Bonds are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the Transactions. Neither (i) the Company nor any of its Subsidiaries is in default under any provisions of the Policies or Bonds, except as would not reasonably be expected to have a Material Adverse Effect, and there is no claim by the Company or any of its Subsidiaries or any other person, corporation or firm pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds; and (ii) the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof.

Section 3.18.                  Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened by or against the Company or its Subsidiaries or any of their predecessors or against any officer, director, shareholder, employee or agent of the Company or any of its Subsidiaries in their capacity as such or relating to their employment services or relationship with the Company, its Subsidiaries, or any of their Affiliates, and neither the Company nor any of its Subsidiaries is bound by any Order. As of the date hereof, the Company does not have any Proceeding pending against any Governmental Authority or other Person. To the Knowledge of the Company, there is no basis for any Material Partner to assert a claim against the Company or any of its Subsidiaries based upon the Company entering into of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transactions.

Section 3.19.                  Bank Accounts; Powers of Attorney. Schedule 3.19 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company and each of its Subsidiaries has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

Section 3.20.                  Material Partners. Schedule 3.20 sets forth the seventeen largest licensees of the Company and its Subsidiaries by revenue and the ten largest vendors (including, without limitation, suppliers and manufacturers) of the Company and its Subsidiaries by expense, in each case for the 12-month period ended December 31, 2019 (each a “Material Partner”). No such Material Partner has terminated or adversely changed its relationship with the Company nor has the Company received written notification that any such Material Partner intends to terminate or materially and adversely change such relationship or that such Material Partner is not solvent. There are no currently pending or, to the Knowledge of the Company, threatened disputes between the Company and any of its Material Partners that (a) could reasonably be expected to materially and adversely affect the relationship between the Company and any Material Partner or (b) could reasonably be expected to materially and adversely affect the Company.

Section 3.21.           Labor Matters.

(a)            Since January 1, 2018, the Company and each of its Subsidiaries has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Since January 1, 2018, the Company and each of its Subsidiaries has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of Form I-9 Employment Verification, and neither the Company nor any of its Subsidiaries currently employs, and has never employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since January 1, 2018, to the Knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with all Laws that could require overtime to be paid to any current or former employee of the Company and its Subsidiaries, and no employee has ever brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b)            To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is delinquent in material payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c)            There is no unfair labor practice complaint pending, or to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Authority.

(d)            There is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. Since January 1, 2018, neither the Company nor any of its Subsidiaries has engaged in any location closing or employee layoff activities that would trigger notice or liability under the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

(e)            No labor union represents any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. Since January 1, 2018, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries regarding their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or union contract.

(f)             To the Knowledge of the Company, (i) no Key Employee or officer of the Company or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such officer or Key Employee of any of his or her duties or responsibilities as an officer or employee of the Company or any of its Subsidiaries or (B) the Company’s business or operations; or (ii) no Key Employee or officer of the Company or any of its Subsidiaries, or any group of officers of the Company, has given written notice of their interest to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.

(g)            Except as set forth on Schedule 3.21(g), the employment of each of the Key Employees is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

(h)            Since January 1, 2018, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company and each of its Subsidiaries, to the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes and, to the Knowledge of the Company, neither the Company nor any Subsidiary has any Liability by reason of any individual who performs or performed services for the Company or any Subsidiary, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Since January 1, 2018, to the Knowledge of the Company, each of the employees of the Company and the Subsidiaries has been properly classified by the Company and the Subsidiaries as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.

(i)             Except as set forth on Schedule 3.21(i), since January 1, 2018 neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

Section 3.22.            Employee Benefits.

(a)            Schedule 3.22(a) sets forth an accurate and complete list of all material “Benefit Arrangements.” For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant or other service provider of the Company or any Subsidiary or under which the Company or any of its subsidiaries has any material Liability.

(b)            With respect to each Benefit Arrangement, the Company has provided to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by the Company or any Subsidiary from the IRS regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(c)            With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or, to the Knowledge of the Company, against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and, to the Knowledge of the Company, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Arrangement; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company or any of its subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since January 1, 2018 have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and GAAP, in each case, in all material respects; and (vi) to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.

(d)            Since January 1, 2018, no Benefit Arrangement is, and none of the Company, any of its Subsidiaries, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company or any Subsidiary within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. Since January 1, 2018, no event has occurred and no condition exists that would subject the Company or the Subsidiaries by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) Lien or (iii) other Liability imposed by ERISA, the Code or other applicable Laws. None of the Benefit Arrangements provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the expense of the participant or the participant’s beneficiary.

(e)            Except as specified in Schedule 3.22(d), neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company and its Subsidiaries; (ii) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(f)             Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the Transactions. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

Section 3.23.            Environmental and Safety. Since January 1, 2016, to the Knowledge of the Company, the Company and its Subsidiaries have complied and are in compliance with all, and have not received any written notice alleging or otherwise relating to any violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to so comply, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2016, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged violation of Environmental and Safety Requirements, or (b) actual or potential Liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.24.            Related Party Transactions

(a)            Schedule 3.24 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2018 and the date hereof, between the Company or any of its Subsidiaries, on the one hand, and any current or former Affiliate of the Company or any of its Subsidiaries on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed during the period beginning January 1, 2018 and ended on the date hereof by any current or former Affiliate to the Company or any of its Subsidiaries.

(b)            None of the Stockholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by the Company.

Section 3.25.                  Material Contracts. Schedule 3.25 sets forth a true, complete and correct list, as of the date hereof, of each of the following Contracts (other than Benefit Arrangements) to which the Company or any of its Subsidiaries is a party (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):

(a)            Collective bargaining agreement or other Contract with any labor organization, union or association or Contract with a professional employer organization, or other Contract providing for co-employment of employees of the Company or any of its Subsidiaries, or Contract with a professional employer organization or co-employer organization or other Contract provision for co-employment of employees of the Company or its Subsidiaries;

(b)            Contract that provides for a payment or benefit, accelerated vesting, upon the execution of this Agreement, the other Transaction Documents to which the Company is a party or the Closing in connection with any of the Transactions;

(c)            Contract relating to Indebtedness, including the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any Asset or group of Assets of the Company or any of its Subsidiaries and issuance of any Indebtedness by the Company or its Subsidiaries in excess of $1,000,000;

(d)            any Real Property Lease or Contract under which the Company or any of its Subsidiaries is the lessee of or the holder or operator of any material personal property owned by any other Person;

(e)            Contract under which the Company or any of its Subsidiaries is the lessor of or permits any third Person to hold or operate any Owned Real Property, Leased Real Property or material personal property owned or controlled by the Company or any of its Subsidiaries;

(f)             Assignment, license, covenant, indemnification or other agreement with respect to any form of intangible property, including any Intellectual Property or confidential information, with the exception of (i) shrink-wrap, click-wrap, click-through, or similar non-exclusive license to off-the-shelf software used for internal use by the Company, granted on standard terms, with a dollar value individually not in excess of $100,000, (ii) any Contract related to open source software, or (iii) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course;

(g)            Affiliate Contracts;

(h)            Contracts involving any Governmental Authority other than Contracts for the sale of the Company’s products in the Ordinary Course;

(i)             Contracts related to joint ventures, partnerships, relationships for joint marketing (other than co-marketed items) or joint development with another Person; and

(j)             Contracts with Material Partners.

Each Material Contract (x) is valid, binding and enforceable against the Company and its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (y) is in full force and effect on the day hereof and the Company and its Subsidiaries, as the case may be, has performed all obligations, including the timely making of all payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under, including, but not limited to, the timely making of any payments, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. There has been made available to Parent a true, complete and correct copy of each of the Material Contracts listed on Schedule 3.25.

Section 3.26.                  Brokers and Other Advisors. Except for Raine Capital, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

Section 3.27.                  Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, none of the Company, the Company Subsidiaries or any other Person makes any express or implied representation or warranty, either written or oral, with respect the Company or any Company Subsidiary, and the Company and the Company Subsidiaries expressly disclaim any other representations or warranties, whether made by the Company, any Company Subsidiary or any other Person (including their respective Affiliates, officers, directors, managers, employees, agents, representatives or advisors). Without limiting the generality of the foregoing, except for the representations and warranties contained in this ARTICLE III (as modified by the Disclosure Schedules), the Company hereby expressly disclaims any other representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection or advice that may heretofore have been or may hereafter be made available to Parent or its Affiliates or representatives, whether in any “data rooms,” “management presentations,” or “break-out sessions”, in response to questions submitted by or on behalf of Parent or otherwise by any director, manager, officer, employee, agent, advisor, consultant, or representative of the Company or any of their respective Affiliates).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents, filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

Section 4.1.                      Organization, Qualification and Standing. Each of Parent and Merger Sub are duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and each is qualified to do business and in good standing in every jurisdiction in which its operations require it to be so qualified. The Organizational Documents of each of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is not in violation of its Organizational Documents.

Section 4.2.                      Authority; Enforceability. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Transaction Documents to which either is a party, and the consummation by Parent and Merger Sub of the Transactions, has been duly authorized and approved by their respective boards of directors and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent or Merger Sub of this Agreement, the other Transaction Documents to which either is a party, and the consummation by them of the Transactions. This Agreement and the other Transaction Documents to which either is a party have been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 4.3.                      Non-contravention. Neither the execution and delivery of this Agreement or the other Transaction Documents to which either is a party by Parent or Merger Sub, nor the consummation by Parent and Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (a) conflict with or violate any provision of the Organizational Documents of Parent or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 4.7 are obtained and the filings referred to in Section 4.7 are made, (i) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, (ii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under, any of the terms, conditions or provisions of any contract or other agreement to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, Losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 4.4.                      Brokers and Other Advisors. Except for the deferred underwriting commissions in the amount of $2,012,430, payable to Chardan Capital, LLC, as described in the Parent SEC Documents (the “Business Combination Fees”), and fees payable to Roth Capital and Craig-Hallum Capital Group, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or its Affiliates who might be entitled to any fee or commission from the Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

Section 4.5.                      Capitalization.

(a)            The authorized share capital of Parent consists of 30,000,000 shares of Parent Common Stock, of which 7,542,491 shares of Parent Common Stock are issued and outstanding as of the date hereof. 645,003 shares of Parent Common Stock are reserved for issuance upon the exercise of the Parent Rights, 344,988 of which are reserved for issuance upon the exercise of Parent Rights underlying the Parent UPO. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Common Stock or any capital equity of Parent. Other than as set forth in the Parent SEC Documents, and any promissory notes that may be issued by the Sponsor to the Parent for working capital purposes that are set forth on Schedule 4.5 there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Parent or obligating Parent to issue or sell any shares of capital stock of, or any other interest in, Parent. Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in the Parent SEC Documents, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Parent Common Stock. There are no outstanding contractual obligations of the Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b)            Other than Merger Sub, Parent does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

Section 4.6.                      Issuance of Shares. The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

Section 4.7.                    Consents; Required Approvals. Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.3, no notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by Parent and/or Merger Sub of the Transactions, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware by the Company, and (b) the HSR Filing.

Section 4.8.                    Trust Account. As of September 21, 2020, Parent has $ 58,668,071.40 in the trust account established by Parent for the benefit of its Parent Public Stockholders at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental pursuant to the Investment Management Trust Agreement, dated as of June 4, 2020, between the Parent and Continental (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Parent has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, by Continental. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than the payment of the Business Combination Fees payable to Chardan Captial Markets, LLC, for deferred underwriting commissions as described in the Parent SEC Documents and the Parent Public Stockholders who elect to redeem their shares of Parent Common Stock pursuant to Parent’s Certificate of Incorporation), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Common Stock in accordance with the provisions of the Parent’s Organizational Documents.

Section 4.9.                    Employees.

(a)            Other than any officers as described in the Parent SEC Documents and consultants and advisors in the ordinary course of business, Parent and Merger Sub have never employed any employees or retained any contractors.

(b)            Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, neither Parent nor Merger Sub has any unsatisfied material Liability with respect to any officer or director.

(c)            Parent and Merger Sub have never, and do not currently, maintain, sponsor, or contribute to or have any Liability pursuant to any plan, program or arrangement that would fall under the definition of “Benefit Arrangement” determined as if such definition referenced Parent instead of the Company (“Parent Benefit Arrangement”).

Section 4.10.                 Tax Matters.

(a)           Parent has filed when due all material Tax Returns required by applicable Law, all material Taxes (whether or not shown on any Tax Returns) due and owing by Parent have been paid, and all such Tax Returns were complete and correct in all material respects as of the time of such filing.

(b)           There is no Proceeding, audit or claim now in progress against Parent in respect of any Tax or assessment, nor has any Proceeding for additional Tax or assessment been asserted in writing by any Tax authority.

(c)           No written claim has been made by any Tax authority in a jurisdiction where Parent has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d)           Parent is not a party to any Contract providing for the payment of Taxes, payment for Tax Losses, entitlements to refunds or similar Tax matters (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e)           Parent has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f)            There is no outstanding request for any extension of time within which to pay any material Taxes or file any material Tax Returns, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Taxes of Parent, and no ruling with respect to material Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of Parent.

(g)           Parent has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h)           There are no Liens for Taxes upon any Assets of Parent other than Permitted Liens.

(i)            Parent (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or other comparable group for state, local or foreign Tax purposes and (ii) has no Liability for the Taxes of any Person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(j)            Parent has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(k)           Parent is not a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any other agreement with any Tax authority in respect of which Parent could have any material Tax Liability.

(l)             Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) use of an improper or change in method of accounting for a Tax period ending prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law); or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing.

(m)           To the Knowledge of Parent, there is no fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.11.                 Listing. Parent Units, Parent Common Stock and Parent Rights are listed on Nasdaq, with trading tickers MCACU, MCAC and MCACR. There is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of Parent Units, Parent Common Stock and Parent Rights on Nasdaq.

Section 4.12.                  Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the shares of Parent Common Stock, Parent Units and Parent Rights are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s Knowledge, threatened in writing against Parent by the SEC with respect to the deregistration of Parent Common Stock under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of Parent Common Stock, Parent Units or Parent Rights under the Exchange Act.

Section 4.13.                 Undisclosed Liabilities. Parent has no Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except: (a) Liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, and (b) such Liabilities arising in the ordinary course of Parent’s business since the date of the most recent Parent Financial Statement, none of which, individually or in the aggregate, would have a Parent Material Adverse Effect taken as a whole.

Section 4.14.                 Parent SEC Documents and Parent Financial Statements. Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Parent SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modification that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act.

(a)            Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Documents and Additional Parent SEC Documents is in conformity with GAAP (applied on a consistent basis), Regulation S X and Regulation S-K, as applicable, throughout the periods indicated and each is complete and fairly presents, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(b)            Parent has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Parent SEC Document (the “Parent Certifications”). Each of the Parent Certifications is true and correct.

(c)            Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(d)            Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has delivered to the Company, to the extent applicable, a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data.

(e)            Parent has no off-balance sheet arrangements. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

(f)             Neither Parent nor, to the Knowledge of Parent, any manager, director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices or fraud. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent board of directors (or any committee thereof) or to any director or officer of Parent. Since Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Parent board of directors or any committee thereof.

(g)            Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(h)            There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(i)             Except as and to the extent set forth in Parent SEC Documents, neither Parent nor Merger Sub has any Liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Parent’s and Merger Sub’s business.

(j)             As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.15.                Business Activities(a). Since its incorporation, Parent has not conducted any business activities other than activities directed toward completing a business combination (as defined in Parent’s Organizational Documents). Merger Sub was formed solely for the purpose of engaging in the Transactions and have not engaged in any business activities or conducted any operations or incurred any obligation or Liability, other than as contemplated by this Agreement. Except as set forth in Parent’s Organizational Documents, there is no agreement, commitment, or Order binding upon Parent or to which Parent is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing. Other than Merger Sub, Parent does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 4.16.                Parent Contracts. Except as disclosed in the Parent SEC Documents, as of the date hereof, Parent is not party to any contract (other than nondisclosure agreements (containing customary terms) to which Parent is a party that were entered into in the Ordinary Course).

Section 4.17.                PIPE Financing. Parent has delivered to the Company a true, correct and complete copy of each Subscription Agreement executed on or prior to the date hereof, pursuant to which certain Persons who have committed to purchasing Parent Common Stock in connection with the Transactions prior to the Closing (each, a “Parent Investor”).To the Knowledge of Parent, each Subscription Agreement is in full force and effect and is legal, valid and binding upon Parent and the applicable Parent Investor, enforceable in accordance with its terms. As of the date hereof, each Subscription Agreement has not been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the Knowledge of Parent, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in each Subscription Agreement have not been withdrawn, terminated or rescinded by the applicable Parent Investor in any respect. As of the date hereof, there are no side letters or Contracts to which Parent or Merger Sub is a party related to the provision or funding, as applicable, of the purchases contemplated by each Subscription Agreement or the Transactions other than as expressly set forth in this Agreement, each Subscription Agreement or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company. Parent has, and to the Knowledge of Parent, each Investor has, complied with all of its obligations under each Subscription Agreement. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in each Subscription Agreement, other than as expressly set forth in each Subscription Agreement. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or, to the Knowledge of Parent as of the date hereof, any Parent Investor, (ii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, constitute a failure to satisfy a condition on the part of Parent or, to the Knowledge of Parent as of the date hereof, the applicable Parent Investor or (iii) assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, to the Knowledge of Parent as of the date hereof, result in any portion of the amounts to be paid by each Parent Investor in accordance with each Subscription Agreement being unavailable on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, Parent has no reason to believe that any of the conditions to the consummation of the purchases under each Subscription Agreement will not be satisfied, and, as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

Section 4.18.               Litigation. (a) There is no Proceeding pending, or to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective properties or rights, and (b) none of Parent nor Merger Sub is subject to any outstanding Order. As of the date hereof, there are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Parent, threatened, seeking to or that would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions.

Section 4.19.               Independent Investigation. Parent acknowledges that it has conducted its own independent review and analysis of the business, operations, enrollment, assets, liabilities, results of operations, financial condition and prospects of the Company, and acknowledges that the Company has provided Parent with adequate access to the personnel, properties, premises and books and records of the Company for this purpose.

Section 4.20.               Information Supplied. None of the information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the Transactions will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in the Parent SEC Documents).

Section 4.21.               Investment Company. Parent is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.22.               Lockup. All existing lock up agreements between Parent and any of its stockholders or holders of any other securities of Parent entered into in connection with the IPO provide for a lock up period that is in full force and effect.

Section 4.23.               Insider Letter Agreement. The letter agreement, dated June 4, 2020, between Parent, Chardan and the Insiders, pursuant to which the Insiders agreed that if Parent solicits approval of its stockholders of an initial business combination the Insiders will vote all shares of Parent Common Stock beneficially owned by such Insider whether acquired before, in or after the IPO, in favor of such business combination, is in full force and effect (the “Insider Letter Agreement”).

Section 4.24.               Board Approval. Parent’s board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Merger and other transactions contemplated by this Agreement, (b) determined that the Merger and other transactions contemplated hereby are in the best interests of the stockholders of Parent, and (c) determined that the transactions contemplated hereby constitutes a “business combination” as such term is defined in Parent’s Organizational Documents.

Section 4.25.                Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon and present in person, virtually or by proxy at a meeting in which a quorum is present (the “Parent Required Vote”) is the only vote of the holders of any class or series of Parent’s capital stock necessary to obtain approval of the Merger and this Agreement.

Section 4.26.                Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV, none of Parent, Parent’s Affiliates or any other Person makes any express or implied representation or warranty with respect to Parent, and Parent expressly disclaims any other representations or warranties, whether made by Parent or any other Person (including its Affiliates, officers, directors, employees, agents, representatives or advisors).

ARTICLE V.

COVENANTS AND AGREEMENTS OF THE COMPANY

Section 5.1.              Conduct of Business of the Company. Except as contemplated by this Agreement, set forth on Schedule 5.1, or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), the Company and each of its Subsidiaries (a) shall use commercially reasonable efforts to (i) conduct its business in the Ordinary Course, and (ii) preserve its goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with customers and vendors and (b) shall not:

(i)             amend its Organizational Documents;

(ii)            adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person;

(iii)           (A) issue, sell, pledge, amend, grant, create a Lien upon, or authorize the issuance, sale, pledge, amendment, grant or creation of a Lien upon, any equity interests of the Company or any of its Subsidiaries, or Company Options, RSUs, convertible securities, or other commitments or instruments pursuant to which the Company or any of its Subsidiaries may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or its Subsidiaries may vote, other than the issuance of shares of Company Common Stock upon the exercise of Company Options, settlement of RSUs, convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock, (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock other than dividends from a Subsidiary of the Company, or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, other than (1) forfeitures of unvested Company Options or RSUs, (2) redemptions, repurchases or acquisitions from former employees, non-employee directors and consultants or (3) in connection with the payment or withholding of Taxes in connection with the exercise of Company Options or the vesting of RSUs;

(iv)          (A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than (1) a Subsidiary of the Company or (2) not in excess of $5,000,000 in the aggregate or (B) incur, assume, accelerate or guarantee any Indebtedness other than (1) Indebtedness under the Credit Agreement as amended as of the date hereof and as amended or restated from time to time with respect to any amendment or restatement of the Credit Agreement for purposes of funding any activity of the Company or its Subsidiaries that does not require Parent consent pursuant to this Section 5.1 or (2) not in excess of $5,000,000 in the aggregate;

(v)           make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, or (C) such expenditures as do not exceed $1,000,000 in the aggregate;

(vi)          acquire, transfer, mortgage, assign, sell, lease, create a Lien upon (other than Permitted Liens) or otherwise dispose of or pledge, any Asset of the Company or any of its Subsidiaries other than (A) in the Ordinary Course. (B) any such tangible Assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to Contracts in effect as of the date hereof, or (E) in the aggregate up to $500,000;

(vii)         commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $1,000,000;

(viii)        except as required under the terms of any Benefit Arrangement disclosed in Schedule 3.22(a), applicable Law or in the Ordinary Course (1) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee, or (2)adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(ix)           enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association or works council;

(x)            change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

(xi)           except in the Ordinary Course, terminate or amend any material term of any Material Contract;

(xii)         assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit, except in the Ordinary Course;

(xiii)        make, revoke or change any Tax election, adopt or change any Tax accounting method or period, file an amended Tax Return, enter into any closing agreement or settlement, settle any Tax claim or assessment, apply for or claim any Tax refund, surrender any right to claim a refund of Taxes or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment in each case, unless such action would not have the effect of materially increasing the Tax Liability of Parent, the Company or their Affiliates for any taxable period (or portion thereof) beginning after the Closing Date or of materially reducing any Tax asset or attribute of the Company or any of its Subsidiaries or such action is required as a result of a final determination by a Governmental Authority or as otherwise required by applicable Law;

(xiv)        grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of the Company and its Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than in the Ordinary Course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by Company and its Subsidiaries);

(xv)         agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing.

The Company shall be permitted to request consent from Parent in writing (including by electronic mail) by delivering written notice (including by electronic mail) to any of the individuals specified on Schedule 5.1. For purposes of this Section 5.1, Parent shall respond (including by return email) to such request as promptly as practicable, and if Parent does not respond (including by return email) to any request within three Business Days after the Company delivers such written request for consent to Parent (including at the email addresses set forth in Schedule 5.1 (or such other email addresses as Parent shall specify in a notice delivered in accordance with Section 11.9), Parent shall be deemed to have provided its prior written consent to the taking of such action.

Section 5.2.                      Access to Information. From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide to Parent and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company and its Subsidiaries during normal business hours (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with the Parent in its investigation of the Company; provided that no investigation pursuant to this Section 5.2 shall affect any representation or warranty given by the Company. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers, customers and vendors) regarding the Company or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to the Company and its Subsidiaries.

Section 5.3.                Employees of the Company.

(a)              The Company shall cause Ben Kohn to enter into a new employment agreement with Parent to be effective as of the Closing, in form and substance reasonably satisfactory to Parent and Ben Kohn (the “Employment Agreement”).

(b)              If an employee of the Company set forth on Schedule 5.3(b) is terminated by the Company without cause prior to the Closing (a “Key Employee”), the Company shall use commercially reasonable efforts to cause such employee to execute a non-solicitation of employees and non-disclosure covering a period of at least two years post-Closing, subject to the limitations of applicable Law.

Section 5.4.                   Additional Financial Information. The Company shall provide Parent with the Company’s unaudited financial statements for the six month periods ended June 30, 2020 and 2019, consisting of the unaudited consolidated balance sheets as of such dates, the unaudited consolidated income statements for the six month periods ended on such dates, and the unaudited consolidated cash flow statements for the six month period ended on such dates (the “June 30 Financials”). If the Company does not deliver the June 30 Financials on or before October 21, 2020, Parent shall have the right to terminate this Agreement in accordance with Article IX. Subsequent to the delivery of the June 30 Financials, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered to Parent no later than 40 calendar days following the end of each quarterly period, and no later than 90 calendar days following the end of each fiscal year (the “Required Financial Statements”). If the Company does not timely deliver the Required Financial Statements, Parent shall have the right to terminate this Agreement in accordance with Article IX here. All of the financial statements to be delivered pursuant to this Section 5.4, shall be prepared under U.S. GAAP in accordance with requirements of the PCAOB for public companies. The June 30 Financials, the 2019 Audited Financials and the Required Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments (other than with respect to the 2019 Audited Financials and the June 30 Financials). The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

Section 5.5.                   Lock-Up. Prior to the Closing, the Company shall cause the Stockholders to enter into an agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration shall be subject to a lock-up for a period of twelve months (the “Lock-Up Period”) from the Closing Date (the “Lock-up Agreement”) in substantially the form attached hereto as Exhibit D.

Section 5.6.                      Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 8.2(b) would not be satisfied (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect and (d) any Proceeding initiated by or against the Company or its Subsidiaries or any of their predecessors or against any officer or director of the Company or any of its Subsidiaries in their capacity as such in an amount in controversy equal to or greater than $1,000,000 as set out in the filings related to such Proceeding; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

Section 5.7.                      D&O Insurance; Indemnification of Officers and Directors.

(a)              From and after the Closing Date through the sixth anniversary of the Closing Date, Parent shall cause (i) the Organizational Documents of Parent to contain provisions no less favorable to the current or former directors, managers, officers or employees of the Company or Parent (collectively, “D&O Indemnitees”) with respect to limitation of certain liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company or Parent, as applicable, which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any acts or omissions occurring at or prior to the Closing.

(b)              Prior to the Closing Date, Parent may obtain a directors’ and officers’ liability tail insurance policy on terms and conditions satisfactory to Parent for all of the officers and directors of Parent as of immediately prior to the Merger, with respect to claims arising from facts and events that occurred prior to the Closing Date (the D&O Tail Policy”); provided, however, that in no event shall Parent obtain a D&O Tail Policy with an annual premium for such insurance in excess of 250% of the aggregate annual premium payable by Parent for Parent’s directors’ and officers’ liability insurance policy for the year ended December 31, 2019.

(c)              The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

Section 5.8.                      Company Stockholder Consent. The Company shall use its best efforts to take all lawful action to obtain, as expeditiously as possible, and in any event before 8:00 a.m., Eastern Time, on the day after the date of execution of this Agreement, the Company Stockholder Approval, obtained pursuant to an executed written consent of the Company’s stockholders in lieu of a meeting (the “Written Consent”). Promptly following receipt of the Written Consent, the Company shall cause an officer of the Company to deliver a copy of such Written Consent to the Parent, together with a certificate executed on behalf of the Company by its officer certifying that such Written Consent reflects the Company Stockholder Approval.

ARTICLE VI.

COVENANTS OF PARENT AND MERGER SUB

Section 6.1.                Operations of Parent Prior to the Closing.  Between the date hereof and the Closing, and except as contemplated by this Agreement or with the prior written approval of the Company (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), Parent shall, and shall cause Merger Sub (a) to use commercially reasonable efforts to (i) conduct their respective businesses in the Ordinary Course and (ii) keep available the services of their respective officers, and (b) to not take any of the following actions:

(i)            make any amendment or modification to any of Parent’s Organizational Documents or Merger Sub’s Organizational Documents, other than in connection with an amendment to extend the date by which the Merger may be consummated;

(ii)           take any action in violation or contravention of any of Parent’s Organizational Documents, Merger Sub’s Organizational Documents, applicable Law or any applicable rules and regulations of the SEC or Nasdaq;

(iii)          terminate or amend any material Contract to which Parent is a party to;

(iv)          authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other security interests, other than in connection with the PIPE Financing;

(v)           make any redemption or purchase of its equity interests, except pursuant to the Offer;

(vi)          amend, modify, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, the Trust Agreement or any other Contract related to the Trust Account;

(vii)         make or allow to be made any reduction or increase in the Trust Amount, other than as expressly permitted by Parent’s Organizational Documents and the Trust Agreement;

(viii)       amend, modify, waive any provision of, terminate, or otherwise compromise in any way, any Subscription Agreement;

(ix)          incur any loan or Indebtedness (other than the promissory notes that may be issued by the Sponsor to the Parent for working capital purposes) or issue or sell any debt securities or warrants or rights to acquire any debt securities of Parent or Merger Sub or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person for Indebtedness;

(x)           merge or consolidate with or acquire any other Person or business or be acquired by any other Person or enter into any joint venture, partnership, joint marketing or joint development with another Person;

(xi)          adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xii)         adopt any Parent Benefit Arrangements not in existence as of the date hereof (excluding any renewal or replacement of any Parent Benefit Arrangements in existence as of the date hereof in the ordinary course), other than the Equity Incentive Plan;

(xiii)        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to Parent’s Organizational Documents;

(xiv)        reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to Parent’s Organizational Documents;

(xv)         change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

(xvi)        make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file a material amended Tax Return, enter into any material closing agreement or settlement or settle any material Tax claim or assessment; or

(xvii)       enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Parent shall be permitted to request consent from the Company in writing (including by electronic mail) by delivering written notice (including by electronic mail) to any of the individuals specified on Schedule 6.1(b). For purposes of this Section 6.1, the Company shall respond (including by return email) to such request as promptly as practicable, and if the Company does not respond (including by return email) to any request within three Business Days after Parent delivers such written request for consent to the Company (including at the email addresses set forth in Schedule 6.1(b) (or such other email addresses as Parent shall specify in a notice delivered in accordance with Section 11.9), the Company shall be deemed to have provided its prior written consent to the taking of such action.

Section 6.2.          Listing. From the date of this Agreement through the Closing, Parent shall use best efforts to ensure that Parent remains listed as a public company on, and for the Parent Common Stock, the Parent Units and the Parent Rights to be traded on, Nasdaq. Parent shall use commercially reasonable efforts to cause the Merger Consideration to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

Section 6.3.          [Intentionally Omitted].

Section 6.4.          Trust Account. Parent has established the Trust Account from the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO for the benefit of the Parent Public Stockholders and certain parties (including the underwriters of the IPO). Prior to the Closing, Parent shall disburse monies from the Trust Account only (x) to pay income and other tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Common Stock in accordance with the provisions of Parent’s Organizational Documents.

Section 6.5.          Insider Letter Agreement. Parent shall ensure that the Insider Letter Agreement shall remain in full force and effect, and that the Insiders shall vote in favor of this Agreement and the Merger and the other Parent Proposals in accordance with the terms thereof and the terms of the Support Agreement.

Section 6.6.          Parent Public Filings. From the date hereof through the Closing, Parent will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 6.7.          Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Merger Consideration pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 6.8.        Notice of Changes. Parent shall give prompt written notice to the Company of (a) any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 8.3(b) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Parent Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

Section 6.9.        Adoption of Equity Incentive Plan. The Company shall prepare and present to the Parent’s board of directors, a long-term incentive plan for employees of Parent and its subsidiaries with effect at Closing (the “Equity Incentive Plan”). The Equity Incentive Plan shall be subject to review and comment by Parent, and thereafter adopted by Parent’s board of directors prior to the Closing.

ARTICLE VII.

ACTIONS PRIOR TO THE CLOSING

Section 7.1.        No Shop. From the date hereof through the earlier of (a) the Closing Date, and (b) the date that this Agreement is properly terminated in accordance with ARTICLE IX, neither the Company, on the one hand, nor the Parent, on the other hand, shall, and such Persons shall use commercially reasonable efforts to cause each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two Business Days after receipt) advise the other Party orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto). The Company and Parent shall keep the other Party informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

Section 7.2.    Sale of Insider Shares; Compliance Failure.

(a)        The Company will purchase 700,000 of the Insider Shares held by Sponsor (the “Initial Shares”) at a price of $6.35 per Initial Share for an aggregate purchase price of $4,445,000 (the “Insider Sale Purchase Price”) pursuant to a stock purchase agreement between the Sponsor, Suying Liu and the Company dated as of the date of this Agreement (the “Insider Share Subscription Agreement”). The Parties acknowledge that the Company transferred $1,000,000 as a deposit toward the Insider Sale Purchase Price into an escrow account maintained at the offices of the Escrow Agent (the “Escrow Account”) pursuant to the terms of the Escrow Agreement. The Parties further acknowledge that, immediately prior to the date hereof, the Company deposited the balance of the Insider Sale Purchase Price in the amount of $3,445,000 into the Escrow Account. Simultaneously with the execution of this Agreement, Parent and Company have delivered a joint instruction letter to the Escrow Agent confirming that this Agreement has been executed and to release the Insider Sale Purchase Price to Sponsor, and Parent has delivered (i) to its transfer agent, Continental Stock Transfer & Trust Company (“Continental”), an irrevocable instruction letter (together with duly completed and medallion-guaranteed stock powers and transfer instructions from the Sponsor and the Insider Share Subscription Agreement) instructing Continental to transfer on the transfer books of the Parent, upon the Closing or if this Agreement is terminated, upon the consummation of any other business combination (as defined in Parent’s Organizational Documents), the Initial Shares (and, if applicable, the Balance Shares) to the Company, and (ii) to the Escrow Agent to hold in escrow executed resignation letters of all officers and directors of Parent (the “Resignation Letters”), which Resignation Letters shall only be effective upon release to the Parent board of directors in the event of the earlier of (A) a Compliance Failure or (B) immediately prior to Closing to satisfy the condition set forth in Section 8.3(l). From the date hereof until the Closing Date, Parent shall (i) timely file its periodic reports under the Exchange Act with the SEC, (ii) timely prepare and file the Proxy Statement to conduct the Parent Stockholder Meeting in accordance with this Agreement; (iii) respond to any and all SEC comments related to the Proxy Statement within a reasonable period of time (but in any event, not later than 20 days from receipt of SEC comments), and (iv) fully comply in all respects with the provisions of this Agreement (the failure to comply with each, a “Compliance Failure”). For the avoidance of doubt, Parent’s failure to meet the closing condition set forth in Section 8.3(o) will not be considered a Compliance Failure.

(b)        In the event of a Compliance Failure that is not cured within 30 days, (x) the Company may elect, upon written notice from the Company to the Escrow Agent, that the Resignation Letters be released to the Parent board of directors for all of the directors (with the exception of Suying Liu, who shall remain on the Parent board of directors for the sole purpose of appointing such directors that the Company designates to fill the vacancies created at Parent, and immediately thereafter, Suying Liu’s resignation letter shall become effective) and all of the officers of Parent and (y) the Company may elect, upon written notice to Parent and Suying Liu, to have transferred from Suying Liu to the Company additional Insider Shares in an amount not to exceed $1,000,000 for out-of-pocket expenses actually and reasonably incurred by the Company in connection with this Agreement and the Merger, which shall be valued at a price per share equal to the closing price per share of Parent Common Stock on Nasdaq on the date immediately prior to the Closing Date or, if this Agreement is terminated, the date that another business combination is consummated as defined in Parent’s Organizational Documents), as applicable (the “Balance Shares”), and if the Company makes the election in clause (y), then Parent shall promptly deliver an additional irrevocable instruction letter instructing Continental to transfer on the transfer books of the Parent, upon the Closing or if this Agreement is terminated, upon the consummation of any other business combination (as defined in Parent’s Organizational Documents), the Balance Shares to the Company. Notwithstanding anything contained herein, if there is a Compliance Failure which is the direct result of delays by the Company in providing information requested or required for the filing of the Proxy Statement or the response to the SEC Comments, Parent shall not be obligated to release the Resignation Letters and the Company shall not be eligible to elect to have Balance Shares transferred to it.

(c)        In the event that the Initial Shares and/or Balance Shares are subject to contractual lock-up, in the event that the per share price of Parent Common Stock on the first Business Day immediately prior to such lock-up expiration is lower than the price per share at the time of the business combination, then additional Insider Shares, if any, shall be transferred from Suying Liu to the Company at the expiration of such lock-up period as necessary such that the total aggregate amount of Insider Shares transferred to the Company has a value of at least $4,445,000 (or, if Balance Shares are issuable, at least $5,445,000) as valued at a price per share equal to the closing price per share of Parent Common Stock on Nasdaq on the first Business Day immediately prior to the expiration of such lock-up period.

Section 7.3.    Efforts to Consummate the Transactions.

(a)        Subject to the terms and conditions herein provided, each of Parent, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE VIII). Without limiting the foregoing, Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use reasonable best efforts to obtain consents of any Governmental Authority necessary to consummate the Transactions.

(b)        In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Merger Sub and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

(c)        Notwithstanding the foregoing, nothing in this Section 7.3 shall require, or be construed to require, Parent, Merger Sub or the Company or any of their respective Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Merger Sub or the Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any modification or waiver of the terms and conditions of this Agreement.

(d)        The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 7.3(d). The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 7.3(d) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

Section 7.4.        PIPE Financing. Parent and Merger Sub shall use its commercially reasonable best efforts to enter into Subscription Agreements of at least an aggregate of $75,000,000 of Parent Common Stock in the PIPE Financing and to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein.

Section 7.5.         Cooperation with Proxy Statement; Other Filings.

(a)         The Company shall promptly provide to Parent such information concerning the Company and the Stockholders as is either required by the federal securities Laws, or reasonably requested by Parent for inclusion in the proxy statement and Offer Documents (as hereinafter defined). As promptly as practicable after the receipt by Parent from the Company of all such information relating to the Company, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement and the approval of the Merger and the other Parent Proposals at the Parent Stockholder Meeting. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting proxies from holders of Parent Common Stock for the matters to be acted upon at Parent Stockholder Meeting (the “Proxy Statement”). Parent shall promptly respond to any SEC comments on the Proxy Statement, but in no event shall Parent take longer than 20 Business Days to respond.

(b)         Parent (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file the Proxy Statement or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or any amendment or supplement thereto has been filed with the SEC and the time when all SEC comments to the Proxy Statement have been cleared.

(c)         As soon as practicable following the date on which all comments to the Proxy Statement have been cleared, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call a Parent Stockholder Meeting in accordance with its Organizational Documents and the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the Merger and the approval of the other matters presented to Parent Stockholders for approval or adoption at Parent Stockholder Meeting, including, without limitation, the matters described in Section 7.5(e).

(d)         Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq, in the preparation, filing and distribution of the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement, as of the date on which it is first distributed to Parent Stockholders, and as of the date of Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). If at any time prior to Closing, a change in the information relating to Parent or any other information furnished by Parent for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, it shall promptly notify the Company of such change. The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement, as applicable, will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of Parent Stockholder Meeting contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. If at any time prior to Closing, a change in the information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify Parent of such change. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e)         In the Proxy Statement, Parent shall seek, in accordance with Parent’s Organizational Documents and applicable securities Laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, from the holders of Parent Common Stock, approval of certain proposals, including (i) approval of this Agreement and the Merger; (ii) adoption and approval of the Amended and Restated Certificate of Incorporation of Parent set forth in Exhibit E, with effect from the Closing, including the change of the name of Parent to “Playboy Group, Inc.”, increasing the number of authorized shares of Parent Common Stock for issuance and creating a new class of preferred stock of Parent; (iii) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Stockholders in connection with the Merger under the Nasdaq rules; (iv) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock in connection with the PIPE Financing; (v) approval of the appointment of the Company’s Designees to the Post-Closing Board of Directors as contemplated by Section 1.6; (vi) approval of the new form director and officer indemnification agreement attached hereto as Exhibit G; (vii) approval of the Equity Incentive Plan; (viii) approval to adjourn the Parent Stockholder Meeting, if necessary, and (ix) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger (the proposals set forth in the forgoing clauses (i) through (ix) are referred to as the “Parent Proposals”).

(f)          Concurrently with the dissemination of the Proxy Statement, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to the Parent Public Stockholders to redeem all or a portion of their Parent Public Shares, up to that number of Parent Public Shares that would permit Parent to maintain net tangible assets of at least $5,000,001, all in accordance with and as required by Parent’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC (the “Offer”). In accordance with Parent’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Parent Public Shares held by Parent Public Stockholders who have elected to redeem such Parent Public Shares.

(g)        Parent shall extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, Nasdaq or the respective staff thereof that is applicable to the Offer, and pursuant to Parent’s Organizational Documents. Nothing in this Section 7.5(g) shall (i) impose any obligation on Parent to extend the Offer beyond the Outside Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance with ARTICLE IX.

(h)        Within five days following the filing of the Proxy Statement, Parent shall file a registration statement on Form S-1 (or other applicable form) with respect to the resale of Parent Common Stock issuable pursuant to the PIPE Financing, and Parent shall take all or any action require or advisable under any applicable Law in connection with the issuance of shares of Parent Common Stock to the subscribers in the PIPE Financing at or prior to the Closing Date in accordance with the terms of the Subscription Agreement.

(i)         Notwithstanding anything else to the contrary in this Agreement or any Transaction Document, Parents may make any public filing with respect to the Merger to the extent required by applicable Law; provided, however, Parent (i) shall permit the Company and its counsel to review and comment on any such filing and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file any such filing or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

Section 7.6.        Stockholder Vote; Recommendation of Parent’s Board of Directors. Parent, through Parent’s board of directors, shall recommend that Parent’s stockholders vote in favor of adopting and approving all Parent Proposals, and Parent shall include such recommendation in the Proxy Statement.

Section 7.7.        Parent Stockholders’ Meeting.

(a)        Parent shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of Parent Common Stock to consider and vote on Parent Proposals at the Parent Stockholders’ Meeting. Parent Stockholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Proxy Statement is “cleared” by the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with Parent Stockholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholders’ Meeting, or a date preceding the date on which the Parent Stockholders’ Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholders’ Meeting in compliance with the DGCL and Parent’s Certificate of Incorporation, as long as the date of the Parent Stockholders’ Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

(b)         Promptly following the execution of this Agreement, Parent shall approve and adopt this Agreement and approve the Merger and the Transactions, in its capacity as the sole stockholder of Merger Sub.

Section 7.8.              Form 8-K; Press Releases.

(a)         As promptly as practicable after execution of this Agreement, but no later than four Business Days thereafter, Parent will file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Company.

(b)         Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Merger (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file a Current Report on Form 8-K with the SEC.

Section 7.9.                 Fees and Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents, the Merger and the Transactions shall be paid by the Party incurring such fees or expenses, except with respect to the fees for the HSR Filing (“HSR Filing Fee”), which shall be paid by the Company.

Section 7.10.                Section 368 Reorganization. Notwithstanding any other provision in this Agreement, the Company Disclosure Schedule or the Parent Disclosure Schedule to the contrary, each of the Parties shall, and shall cause each of their respective Affiliates to not take any action that would reasonably be expected to prevent or impede the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Company shall use commercially reasonable efforts to execute and deliver to the counsel of the Company officer’s certificates containing appropriate representations at such time or times as may be reasonably requested by its counsel in connection with the delivery of the Tax Opinion.

ARTICLE VIII.

CONDITIONS PRECEDENT

Section 8.1.                  Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)        There shall not be any Proceeding pending by or before any Governmental Authority in which a Governmental Authority is a party, nor shall there be any Order or Law in effect that restrains, enjoins, prevents, prohibits or make illegal the consummation of the Merger;

(b)        The Merger and each of the Parent Proposals (other than the Parent Proposals described in Section 7.5(e)(v)-(vii)) have been approved by the Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the DGCL;

(c)        The Company Stockholder Approval shall have been obtained;

(d)        The Parent’s initial listing application in connection with the Transactions shall have been approved by Nasdaq so that immediately following the Merger, Parent satisfies any applicable initial and continuing listing requirements of Nasdaq;

(e)        After giving effect to all redemptions of Parent Public Shares pursuant to the Offer, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger;

(f)         All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained;

(g)        The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement; and

(h)        The waiting period for the HSR Filing shall have expired or been terminated.

Section 8.2.                  Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)        The Fundamental Representations set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, except the Fundamental Representations made as of an earlier date or time, which need be true and correct only as of such earlier date or time. The representations of the Company set forth in this Agreement other than the Fundamental Representations shall be true and correct as of the date hereof and as the Closing except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of the representations and warranties of the Company set forth in ARTICLE III (other than the Fundamental Representations) that, in the aggregate, would not have a Material Adverse Effect;

(b)        The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c)        There shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)        Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 5.8, Section 8.2(a), Section 8.2(b) and Section 8.2(c);

(e)        The Company shall have executed and delivered to the Parent a copy of each Transaction Documents to which it is a party;

(f)         The Company shall have delivered to Parent the Employment Agreement with Ben Kohn;

(g)        The Company shall cause the Stockholders set forth on Schedule 8.2(g) (the “Key Stockholders”) to execute and deliver to Parent the Lock-Up Agreement;

(h)        Parent shall have received copies of third party consents set forth on Schedule 8.2(h) in form and substance reasonably satisfactory to the Parent, and no such consents have been revoked and the PIPE Financing and such listing shall have been approved by Nasdaq subject to official notice of issuance;

(i)         Parent shall have received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of the Organizational Documents of the Company and each of its Subsidiaries, as in effect on the Closing Date, are attached to such certificate;

(j)         Parent shall have received a certificate, signed by an officer of the Company, certifying that true, complete and correct copies of (i) the unanimous written consent of the Stockholders, and (ii) the resolutions of the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by the Company of the Transactions, including the Merger, each having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate; and

(k)        The Company shall have delivered to Parent a certificate of good standing with respect to the Company from State of Delaware and State of California.

(l)         The Company shall cause the Stockholder set forth on Schedule 1.6 to execute and deliver a counterpart of the Investor Rights Agreement;

(m)       The Company shall cause the Key Stockholders to execute and deliver a counterpart of the voting agreement attached hereto as Exhibit J (the “Voting Agreement”). If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by Parent and Merger Sub.

Section 8.3.                  Conditions to Obligation of the Company. The obligation of the Company and the Stockholders to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)          The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of this Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

(b)          Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c)          There shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d)          Parent shall have executed and delivered to the Company copy of each Transaction Documents to which it is a party;

(e)          Parent shall have delivered to the Company a certificate, signed by an officer of the Company, certifying true, complete and correct copies of (i) the resolutions duly adopted by the Parent Required Vote at the Parent Stockholders’ Meeting and by the sole stockholder of the Merger Sub approving the Merger and the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly adopted by Parent’s board of directors and Merger Sub’s board of directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and performance by Parent and the Merger Sub of the Transactions, including the Merger, each having been duly and validly adopted and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of Parent and (Y) all persons serving as directors of Parent immediately prior to the Closing;

(f)           Parent shall have delivered to the Company a certificate, signed by an officer of Parent, certifying that true, complete and correct copies of the Organizational Documents of Parent and Merger Sub, as in effect on the Closing Date, are attached to such certificate;

(g)          Parent shall have delivered to the Company certificates of good standing with respect to Parent and Merger Sub from their respective applicable jurisdictions of incorporation;

(h)          Parent and the Key Stockholders shall have entered into a registration rights agreement in substantially the form attached hereto as Exhibit H;

(i)                 A supplemental listing shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and such listing shall have been approved by Nasdaq, subject to official notice of issuance;

(j)                 Parent shall have received an opinion of Jones Day (or, if Jones Day is unable to deliver such opinion, another nationally recognized law firm selected by the Company) (the “Opinion Issuer”) substantially to the effect that (i) for U.S. Federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and Parent will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code (the “Tax Opinion”);

(k)               Except for shares of Parent Common Stock (i) issued pursuant to the PIPE Financing, and (ii) to be issued pursuant to this Agreement, from the date of this Agreement through the Closing, no shares of Parent Common Stock shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Company;

(l)                 The Company shall have received the Resignation Letters of each of the directors and officers of Parent;

(m)             Each of the Parent Proposals described in Section 7.5(e)(v)-(vi) have been approved by the Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the DGCL;

(n)               The Parent board of directors shall have adopted and approved the Parent Amended and Restated Bylaws;

(o)               After giving effect to all redemptions of Parent Public Shares pursuant to the Offer, Parent has at least $15,000,000 in the Trust Account (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Offer);

(p)               Parent has received from Parent Investors in the PIPE Financing at least $50,000,000;

(q)               The underwriting agreement, between Parent and Chardan Capital Markets, LLC, dated June 4, 2020, shall have been amended or certain provisions waived, to the satisfaction of the Company;

(r)                Parent shall have executed and delivered a counterpart of the Investor Rights Agreement; and

(s)                Parent shall have executed and delivered a counterpart of the Voting Agreement.

If the Closing occurs, all Closing conditions set forth in Section 8.1 and Section 8.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by Company.

ARTICLE IX.

TERMINATION

Section 9.1.                      Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a)               by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b)               by Parent, if any of the representations or warranties of the Company set forth in ARTICLE III shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.2(a), Section 8.2(b) or Section 8.2(c) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

(c)               by the Company, if any of the representations or warranties of Parent or Merger Sub set forth in ARTICLE IV shall not be true and correct, or if either Parent or Merger Sub has failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 8.3(a) or Section 8.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided that the Company is not then in breach of this Agreement so as to cause the conditions to Closing set forth in Section 8.3(a) or Section 8.3(b) from being satisfied;

(d)               by either the Company or Parent:

(i)                 on or after March 31, 2021 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii)              if any Order having the effect set forth in Section 8.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii)            if any of the Parent Proposals (other than the Parent Proposals described in Section 7.5(e)(v)-(vii)) shall fail to receive the Parent Required Vote for approval at the Parent Stockholders’ Meeting (unless such Parent Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(e)               by Parent if the Company shall not have timely delivered the Written Consent pursuant to Section 5.8; provided, however that if Parent does not terminate this Agreement pursuant to this Section 9.1(e) by 5:00 p.m. Eastern Time, on the day after the date of execution of this Agreement, then this Section 9.1(e) shall be of no further force or effect; or

(f)                by the Company, if after giving effect to all redemptions of Parent Public Shares pursuant to the Offer, Parent does not have at least $15,000,000 in the Trust Account (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Offer).

Section 9.2.                      Effect of Termination.

(a)               Subject to Section 9.2(b), in the event of the termination of this Agreement as provided in Section 9.1 (other than termination pursuant to Section 9.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Section 7.2 (excluding the last sentence of Section 7.2(a) and clause (x) of Section 7.2(b)), ARTICLE XI and this Section 9.2), and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any Party from Liability for any fraud, intentional misrepresentation or willful breach or willful misconduct. For avoidance of doubt, the termination of this Agreement shall not affect the obligations of Parent or its Affiliates under the Non-Disclosure Agreement.

(b)               In the event Parent provides to Company written notice of its intent to terminate this Agreement in violation of Section 9.1 hereof or upon the issuance of a final, non-appealable Order that Parent has terminated this Agreement in violation of Section 9.1, (x) upon written notice from the Company to the Escrow Agent, the Resignation Letters shall be released to the Parent board of directors for all of the directors (with the exception of Mr. Suying Liu, who shall remain on the Parent board of directors for the sole purpose of appointing such directors that the Company designates to fill the vacancies created at Parent, and immediately thereafter, Mr. Liu’s resignation letter shall become effective) and all of the officers of Parent and (y) the Company may elect to have transferred to the Company the Balance Shares.

ARTICLE X.

[INTENTIONALLY OMITTED]

ARTICLE XI.

MISCELLANEOUS

Section 11.1.                  Amendment or Supplement. This Agreement may only be amended or supplemented by written agreement signed by each of the Parties.

Section 11.2.                  Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 11.3.                  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 11.3 shall be null and void.

Section 11.4.                  Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 11.5.                  Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer any rights upon any Person other than the Parties.

Section 11.6.                  Governing Law. This Agreement, and all claims or causes of action that may be based upon, arise out of, or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 11.7.                  Specific Enforcement.

(a)               The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 11.8, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

(b)               Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

Section 11.8.                  Consent to Jurisdiction. The Parties agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 11.9 hereof or in such other manner as may be permitted by Law, shall be effective service of process for any Proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 11.8. Each of the Parties irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Agreement or the Transactions and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the fullEST extent permitted by applicable law, EACH OF THE PARTIES hereby irrevocably waiveS its rights to a trial by jury.

Section 11.9.                  Notices. Except as otherwise permitted by Section 2.1, Section 2.2, Section 5.1 and Section 6.1, all notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this Section 11.9):

If to Parent or Merger Sub:

Mountain Crest Acquisition Corp.
311 West 43rd Street, 12th Floor
New York, New York
Attention: Suying Liu
E-mail: sliu@mcacquisition.com

with a copy to:

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

If to Suying Liu:

c/o Mountain Crest Acquisition Corp.
311 West 43rd Street, 12th Floor
New York, New York
Attention: Suying Liu
E-mail: sliu@mcacquisition.com

with a copy to:

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

If to the Company:

Playboy Enterprises, Inc.
10960 Wilshire Blvd., Suite 2200

Los Angeles, California 90024

Attention: Chris Riley, General Counsel

E-mail: criley@playboy.com

with a copy to:

Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
Attention: W. Stuart Ogg and Micheal Reagan
E-mail: sogg@jonesday.com; mreagan@jonesday.com

Section 11.10.              Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 11.11.              Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 11.12.              Waiver. The Company understands that the Parent has established the Trust Account for the benefit of the Public Stockholders and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement and the Parent Organizational Documents. For and in consideration of the Parent agreeing to enter into this Agreement, the Company and the Stockholders hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Parent.

Section 11.13.              Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acquisition Costs” means (i) if a transaction set forth on Schedule 11.13(a) (a “Contemplated Acquisition”) is consummated prior to the Closing, the aggregate consideration paid or payable by the Company or any of its Subsidiaries with respect to such consummated Contemplated Acquisition(s), plus (ii) all costs, fees, commissions, expenses and Taxes incurred by the Company or any of its Subsidiaries related to Contemplated Acquisitions.

“Affiliate” means, as to any Person, any (i) officer or director of such Person, (ii) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person), and (iii) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall include the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Transaction” mean any of the following transactions involving the Company or the Parent (other than the transactions contemplated by this Agreement): (i) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock, membership interests or other equity interests of the Company or Parent in a single transaction or series of transactions (other than the PIPE Financing).

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.

“Business Day” means a day except a Saturday, a Sunday or any other day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by Law to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, P.L. 116-136 (2020).

“Cash” means (i) cash or cash equivalents on hand or in the bank account of the Company and its Subsidiaries (including deposits in transit and restricted cash) less outstanding checks or other pending payments, (ii) demand deposits, amounts held in money market funds or similar accounts of the Company and its Subsidiaries and (iii) any highly liquid investments with original maturities of 90 days or less of the Company and its Subsidiaries, in each case excluding cash, cash equivalents or investments attributable to funds held for the benefit or on behalf of any client or customer.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Option” means any option to purchase shares of Company Common Stock issued under the Company Stock Plan, whether vested or unvested.

“Company Stock Plan” means the Company’s 2018 Equity Incentive Plan, as amended from time to time.

“Company Transaction Expenses” means all costs, fees and expenses paid by the Company prior to the Net Debt Calculation Date in connection with the Transactions, including the preparation, negotiation, execution and delivery of this Agreement and the consummation of the Transactions, in each case, including any amounts payable to financial, tax, accounting and legal advisors, brokers or consultants.

“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.

“COVID-19 Law” shall mean the CARES Act, the Families First Coronavirus Response Act of 2020 or any other Law intended to address the consequences of COVID-19.

“Credit Agreement” means that certain Credit Agreement, by and among Products Licensing LLC, the Lenders (as that term is used in the Credit Agreement) and DBD Credit Funding LLC, dated as of June 24, 2014, as amended by the First Amendment, dated as of June 7, 2016, as further amended by the Second Amendment, dated as of August 29, 2016, as further amended by the Third Amendment, dated as of July 20, 2017, as further amended by the Fourth Amendment, dated as of April 12, 2018, as further amended by the Fifth Amendment, dated as of June 14, 2018, as further amended by the Sixth Amendment, dated as of August 13, 2018, as further amended by the Seventh Amendment and Joinder, dated as of December 24, 2018 (the “Seventh Amendment”), as further amended by the Eighth Amendment, dated as of March 15, 2019, as further amended by the Ninth Amendment and Joinder, dated as of December 31, 2019 (the “Ninth Amendment”), as further amended by the Tenth Amendment, dated as of March 27, 2020 (the “Tenth Amendment”), as joined by PEII and the Company pursuant to the Seventh Amendment, as further joined by Y Acquisition Co. LLC and China Products Licensing, LLC, pursuant to the Ninth Amendment, as further joined by Yandy Enterprises LLC pursuant to the Tenth Amendment, as it may be amended or restated from time to time after the date hereof.

“Disclosure Schedules” means the Disclosure Schedules delivered to Parent on the date hereof.

“Environmental and Safety Requirements” means all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Escrow Agent” means Loeb & Loeb LLP, with offices at 345 Park Ave., New York, NY 10154, who is Parent’s legal counsel.

“Escrow Agreement” means that certain escrow agreement by and among Parent, the Company, Parent’s sponsor and the Escrow Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1 (Organization, Qualification and Standing), Section 3.2 (Authority; Enforceability), Section 3.3 (Consents; Required Approvals), Section 3.4 (Non-Contravention), Section 3.5(a) (Capitalization), and Section 3.26 (Brokers and Other Advisors).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States or multi-national government or governmental authority or any political subdivision thereof, (iii) any United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (iv) any self-regulatory organization or (v) any official of any of the foregoing acting in such capacity.

“Indebtedness” means without duplication, the following obligations of a Person, whether or not contingent, in respect of: (a) any indebtedness for borrowed money, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (c) any reimbursement obligation with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company or its Subsidiaries (inclusive of any current portion thereof), and (d) any obligation of the type referred to in clauses (a) through (c) of another Person the payment of which the Company or any of its Subsidiaries has guaranteed or for which the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor. For purposes of calculating “Indebtedness”, any amount that is conditioned upon the Closing shall be included in the calculation of Indebtedness as though the Closing occurred immediately prior to such calculation. For the avoidance of doubt, Indebtedness shall not include any deferred revenue of the Company or any Taxes.

“Insiders” means the Parent’s sponsor, officers, directors and any holder of Insider Shares as set forth on Schedule 11.3(b).

“Insider Shares” means the 1,437,450 shares of Parent Common Stock held or controlled by Parent’s Insiders.

“Insider Share Amount” means $7,000,000.

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b)  discoveries, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re- examinations, renewals, extensions, and other extension of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto; and (h) social media accounts, and all content contained therein.

“IPO” means the initial public offering of the Parent pursuant to a prospectus dated June 4, 2020 (the “Prospectus”).

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

“Knowledge” means, (a) in the case of any Person other than the Company that is not an individual, with respect to any matter in question, the actual knowledge, after due inquiry, of such Person’s executive officers and (b) in the case of the Company, the actual knowledge, after due inquiry, of the persons set forth on Schedule 11.3(c).

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” means any liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, encumbrance, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.

“Losses” mean any claims, losses, royalties, Liabilities, damages, deficiencies, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding).

“Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which the Company and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by Parent or its Affiliates, (vi) actions or omissions taken by the Company or any of its Subsidiaries that is required by this Agreement or any Transaction Document or taken with the prior written consent of Parent, (vii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (ix) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (x) the failure by the Company to take any action that is prohibited by this Agreement unless Parent has consented in writing to the taking thereof, or (xi) any change or prospective change in the Company or any of its Subsidiaries credit ratings, shall not be taken into account in determining whether a “Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which the Company or its Subsidiaries conducts business.

“Merger Consideration” means the issuance of 23,920,000 shares of Parent Common Stock (as such number of shares may be increased or decreased pursuant to Section 2.2), which shares of Parent Common Stock shall have a deemed price per share of $10.

“Nasdaq” means The Nasdaq Capital Market.

“Net Debt” means, without duplication, (i) the amount outstanding under the Credit Agreement, minus (ii) the Cash of the Company and its Subsidiaries, minus (iii) the Acquisition Costs, minus (iv) the HSR Filing Fee, minus (v) Company Transaction Expenses, minus (vi) the Insider Share Amount, minus (vii) the Aggregate Assumed Option Exercise Price, in each case, as of the Net Debt Calculation Date.

“Non-Disclosure Agreement” means that certain non-disclosure agreement, dated as of July 27, 2020, by and between the Company and Parent.

“Optionholder” means the holder of any Company Options.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course” means in the ordinary course of business of the Person, consistent with past practice before the date hereof.

“Organizational Documents” means the certificate or articles of incorporation and bylaws of a Person, as in effect from time to time including any amendments thereto.

“Parent Common Stock” means the shares of common stock, par value $0.0001 per share of Parent.

“Parent Change of Control” means the happening of any of the following events: (i) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acquires beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of 50% or more of the combined voting power of Parent’s then-outstanding voting securities (ii) the consummation, in one transaction or a series of related transactions, of a merger, consolidation, share exchange or similar business combination transaction involving Parent, unless, after such transaction or series of related transactions, the Persons beneficially owning Parent’s outstanding voting securities immediately before such transaction or series of related transactions beneficially own, directly or indirectly, more than 50% of the combined voting power of the issued and outstanding voting securities entitled to vote generally in the election of directors (or equivalent Persons) of the entity resulting from such transaction or series of related transactions, or (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Parent and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of parent and its Subsidiaries to a Person, more than 50% of the combined voting power of the voting securities of which are beneficially owned by stockholders of Parent in substantially the same proportions as their beneficial ownership of the outstanding voting securities of Parent immediately prior to such sale, lease, license or other disposition.

“Parent Financial Statements” means the audited consolidated financial statements of the Purchaser as of and for the fiscal years ended December 31, 2018 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, and (ii) reviewed financial statements for the six month periods ended June 30, 2020 and 2019, consisting of the reviewed consolidated balance sheets as of such dates, the reviewed consolidated income statements for the six month periods ended on such dates, and the reviewed consolidated cash flow statements for the six month periods ended on such dates.

“Parent Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which Parent and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by the Company or its Affiliates, (vi) actions or omissions taken by Parent or any of its Subsidiaries that is required by this Agreement or any Transaction Document or taken with the prior written consent of the Company, (vii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, (ix) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (x) the failure by Parent to take any action that is prohibited by this Agreement unless the Company has consented in writing to the taking thereof, or (xi) any change or prospective change in Parent or any of its Subsidiaries credit ratings, shall not be taken into account in determining whether a “Parent Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Parent or its Subsidiaries conducts business.

“Parent Public Shares” means the shares of Parent Common Stock issued as a component of the Parent Units.

“Parent Public Stockholders” the stockholders of Parent who purchased Parent Units in the IPO.

“Parent Right” means the right to receive one-tenth (1/10) of a share of Parent Common Stock included as component of the Parent Units.

“Parent Stockholder Meeting” the meeting of stockholders of Parent Common Stock to be called for the purpose of soliciting proxies from the stockholders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement, the approval of the Merger and the Parent Proposals.

“Parent Unit” means a unit of the Parent comprised of (a) one share of Parent Common Stock, and (b) one Parent Right.

“Parent UPO” means the option issued to Chardan Capital Markets, LLC (and/or its designee) to purchase up to an aggregate of 344,988 Parent Units at a price of $11.50 per Parent Unit.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means only (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) workers or unemployment compensation Liens arising in the Ordinary Course; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (d) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company or any of its Subsidiaries as presently conducted; (e) title of a lessor under a capital or operating lease; (f) Liens arising under Indebtedness to be paid at Closing; (g) Liens imposed by applicable securities Laws; (h) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or its Subsidiary’s Assets that are subject thereto; and (i) rights of first refusal, rights of first offer, proxy, voting trusts, voting agreements or similar arrangements.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint stock company, joint venture, a trust or any other entity, including a Governmental Authority.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Representative” means, with respect to any Person, each of such Person’s Affiliates and its and their directors, officers, and employees, shareholders (if such Person is a corporation, a company limited by shares or similar entity), participants or members (if such Person is a limited liability company or similar entity), partners (if such person is a partnership or similar entity), attorneys-in-fact, financial advisers, counsel, and other agents and third-party representatives, including independent contractors such as sales representatives, consultants, intermediaries, contractors, and distributors and anyone acting on behalf of the Person.

“RSUs” means restricted stock unit awards of the Company.

“RSU Holder” means the holder of any RSUs.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes “personal data”, which is information held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company or its Subsidiaries that, by itself or in combination with other information, can, directly or indirectly, be used to identify, locate or contact an individual natural person, or which is otherwise protectable under Contract or applicable Laws concerning privacy of personal information.

“Stockholders” means the holders of Company Common Stock.

“Subsidiary” when used with respect to any Party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not.

“Tax Return” means all returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax, including any amendment or attachment thereto.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Support Agreement, the Lock-up Agreement, the Escrow Agreement, the Voting Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transactions” refers collectively to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger and the transactions contemplated thereby.

Section 11.14.              Interpretation.

(a)               When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and all rules and regulations promulgated thereunder, unless the context requires otherwise. References to a Person are also to its permitted successors and assigns. The word “or” shall not be exclusive. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “$” or “dollars” shall mean United States Dollars.

(b)               The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 11.15.              Publicity. Except as required by Law or as contemplated by this Agreement, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

Section 11.16.              Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing and (b) this Section 11.16.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MOUNTAIN CREST ACQUISITION CORP.

By:	/s/ Suying Liu
Name: Suying Liu
Title: Chief Executive Officer

MCAC MERGER SUB INC.

By:	/s/ Suying Liu
Name: Suying Liu
Title: Chief Executive Officer

PLAYBOY ENTERPRISES, INC.

By:	/s/ Bernhard L. Kohn III
Name: Bernhard L. Kohn III
Title: Chief Executive Officer

Solely for purposes of Section 7.2 and Article XI:

/s /Suying Liu
Suying Liu

[Signature Page to Agreement and Plan of Merger]